Exhibit 10.14

SARATOGA INVESTMENT CORP.

First SUPPLEMENTAL NOTES PURCHASE AGREEMENT

Dated as of January 28, 2021

To the Purchaser Listed in the signature page:

Ladies and Gentlemen:

Reference is made to that certain Note Purchase Agreement dated July 9, 2020 (the “Purchase Agreement”), by and between Saratoga Investment Corp., a Maryland corporation (the “Corporation”) and The HCM Master Fund Limited (the “Purchaser”). Each capitalized term used herein but not defined shall have the meaning ascribed to such term in the Purchase Agreement.

WHEREAS, Section 1.1 of the Purchase Agreement provides that upon the mutual agreement of the Corporation and the Purchaser, the Corporation may authorize Additional Notes or New Notes for sale to the Purchaser in a subsequent offering, in the aggregate, up to a maximum of $50,000,000; and

WHEREAS, the Company and the Purchaser desire to enter into this First Supplemental Notes Purchase Agreement (the “Agreement”) in connection with issuance and sale of $10,000,000 aggregate principal amount of its 6.25% Notes due 2027 (the “2027 Notes”) in a private offering, pursuant to an offering memorandum dated on or about the date hereof (the “Offering Memorandum”).

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby update the following provisions of the Purchase Agreement and agree as follows:

(1)	Section 1.2 of the Purchase Agreement is replaced in its entirety for purposes of this Agreement with the following:

“Sale and Purchase of the Notes. Subject to the terms and conditions herein provided, the Corporation hereby agrees to sell to the purchaser listed in the signature page attached hereto (the “Purchaser”), and the Purchaser agrees to purchase from the Corporation, at the Closing provided for in Section 2 hereof, that aggregate principal amount of the 2027 Notes specified directly opposite its name in the signature page, at the purchase price of 97.25% of the principal amount thereof (the “Purchase Price”). The Purchaser understands and acknowledges that it has made its own review of the investment merits and risks of the 2027 Notes.”

(2)	The reference to “fifth supplement indenture” in Section 1.3 of the Purchase Agreement shall be replaced with “seventh supplemental indenture” for purposes of this Agreement.

(3)	Section 2.1 is hereby revised to reflect 11:00 A.M., New York time, on January 28, 2021 as the Closing Date for purposes of this Agreement.

(4)	Section 3.1(d) is hereby replaced in its entirety for purposes of this Agreement with the following:

The Corporation shall have delivered to counsel for Purchaser an amount equal to the legal fees, subject to a cap of $10,000, incurred in connection with the issuance of the 2027 Notes by wire transfer of immediately available funds pursuant to the wire instructions provided by the counsel to the Purchaser.

(5)	The reference to “Second Amended and Restated Bylaws” in Section 4.1(g) of the Purchase Agreement shall be replaced with “Third Amended and Restated Bylaws”.

Except as set forth above, no other changes to the terms of the Purchase Agreement are intended by the parties thereto, are made, or shall be deemed to be made, pursuant to this Agreement, and all provisions of the Purchase Agreement, including all exhibits thereto, unaffected by this Agreement shall remain in full force and effect.

For the avoidance of any doubt, the Purchase Agreement shall not be deemed to be amended (other than with respect to clause (5) above) and remains unchanged with respect to the Notes issued thereunder.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the agreement between the Corporation and the Purchaser, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

SARATOGA INVESTMENT CORP.

By:	/s/ Henri J. Steenkamp
Name:	Henri J. Steenkamp
Title:	Chief Financial Officer, Chief Compliance Office, Treasurer and Secretary

SIGNATURE PAGE

This Agreement is hereby accepted and agreed to as of the date hereof.

Aggregate Amount of Principal to be Purchased:
$10,000,000
Purchase Price:
$9,725,000

By:	/s/ Erik Herzfeld	Date: January 28, 2021
Name:	Erik Herzfeld
Title:	Authorized Signatory